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                             CONSENT TO USE OF NAME
                                       IN
                             REGISTRATION STATEMENT

     This Consent to Use of Name in Registration Statement is executed as of July 22, 1999, by a duly authorized representative of Kalorama Information LLC (the "Company"), which owns the brand Packaged Facts (formerly owned by Find/SVP) (the "Brand Name").

     The Company hereby consents to the use of the Brand Name and data from certain market surveys and projection reports in the Registration Statement on Form S-1 (the "Registration Statement"), which has been filed by GreatFood.com, Inc. with the Securities and Exchange Commission (File No. 333-78885) in connection with its anticipated initial public offering. The Company understands that the Registration Statement is a public document.


                                                Kalorama Information, LLC

                                                By: /s/ Kathy Anker
                                                   --------------------------
                                                   Kathy Anker
                                                   Director of Customer
                                                   Service and Telemarketing